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                                                            Exhibit 5.1
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QUANTA SERVICES, INC.
1360 Post Oak Blvd., Suite 800
Houston, Texas 77056


                                 June 11, 1998

Quanta Services, Inc.
1360 Post Oak Blvd., Suite 800
Houston, Texas 77056

Gentlemen:

     You have requested the undersigned's opinion in his capacity as General Counsel of Quanta Services, Inc., a Delaware corporation (the "Company") in
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connection with the Registration Statement on Form S-8 (the "Registration
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Statement"), filed with the Securities and Exchange Commission in connection
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with the registration under the Securities Act of 1933, as amended, of 303,556 shares of the Company's Common Stock, par value $.00001 per share (the "Common
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Stock"), issued to the Stock Ownership Plan of NorAm Telecommunications, Inc.
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(the "Plan").
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     With respect to the foregoing, the undersigned has examined such documents and questions of law as he deemed necessary to render the opinions expressed below. Based upon the foregoing, the undersigned is of the opinion that the Common Stock issued to the Plan is duly and validly issued, fully paid and nonassessable.

     The undersigned consents to the use of this opinion as Exhibit 5.1 to the Registration Statement.

     This opinion letter is as of the date hereof, and the undersigned undertakes no obligation, and expressly disclaims any obligation, to advise you of any change in the matters set forth herein. Please note that the opinions expressed herein relate only to the matters specifically set forth, and no opinion is implied or should be inferred as to any other matters.


                              Sincerely,



                              /s/ Edward Rhyne
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                              Edward Rhyne
                              General Counsel